                                                                      EXHIBIT 21


                         SUBSIDIARIES OF CHEMFIRST INC.


                                                        JURISDICTION OF
COMPANY NAME                                              ORGANIZATION

Burmar Chemical, Inc. .................................     California
CEM Investment, Inc. ..................................     Mississippi
ChemFirst Fine Chemicals, Inc. ........................     Pennsylvania
ChemFirst Foundation, Inc. ............................     Mississippi
ChemFirst Texas, Inc. .................................     Texas
EKC Technology, Inc. ..................................     California
EKC Technology International, Inc. ....................     California
EKC Technology K K ....................................     Japan
EKC Technology Limited ................................     Scotland
FCC Acquisition Corporation ...........................     California
FEC Marketing, Inc. ...................................     Texas
First Chemical Corporation ............................     Mississippi
First Chemical Corporation dba ChemFirst
   Fine Chemicals......................................     Mississippi
First Chemical Holdings, Inc. ........................     Mississippi
First Chemical Texas, L.P. ............................     Delaware
FRM International, Inc. ...............................     U.S. Virgin Islands
FT Chemical, Inc. .....................................     Texas
Micropel, Inc. ........................................     California
Mycosil, Inc. .........................................     California
TriQuest, L.P. ........................................     Delaware
TriQuest Japan K K ....................................     Japan